Exhibit 99.2

MERCK & CO., INC.

OTHER FINANCIAL DISCLOSURES

FIRST QUARTER

2009

EQUITY INCOME FROM AFFILIATES (millions of dollars)

	1Q ‘09	1Q ‘08
MERCK / SCHERING-PLOUGH	$290.9	$392.8
ASTRAZENECA LP	168.3	131.1
Other (1)	126.6	128.2

TOTAL	$585.8	$652.1

(1) Primarily reflects results for Merial Limited, Sanofi Pasteur MSD and Johnson & JohnsonºMerck Consumer Pharmaceuticals.

JOINT VENTURE SALES DETAIL (millions of dollars)

All sales reported here are end-market JV sales, presented on a "NET" basis.

Merial	1Q ‘09	1Q ‘08
FRONTLINE, other fipronil	$306.9	$341.6
BIOLOGICALS	171.9	174.4
IVOMEC, HEARTGARD, other avermectins	134.7	146.1
Other Animal Health	70.6	71.5

TOTAL MERIAL SALES	$684.1	$733.6

Sanofi Pasteur-MSD	1Q ‘09	1Q ‘08
GARDASIL	$164.1	$239.8
OTHER VIRAL VACCINES	25.4	22.7
HEPATITIS VACCINES	13.4	18.0
ROTATEQ	8.7	6.0
Other Vaccines	131.7	124.9

TOTAL SANOFI PASTEUR-MSD SALES	$343.3	$411.4

Merck / Schering-Plough Collaboration	1Q ‘09	1Q ‘08
VYTORIN	$466.0	$651.2
ZETIA	479.3	581.7

TOTAL MERCK / SCHERING-PLOUGH SALES	$945.3	$1,232.9

OTHER (INCOME) EXPENSE, NET (millions of dollars)

	1Q ‘09	1Q ‘08
INTEREST INCOME	$(96.3)	$(169.5)
INTEREST EXPENSE	60.7	72.6
EXCHANGE LOSSES	16.5	12.6
Other, net (1)	(48.1)	(2,124.9)

TOTAL	$(67.2)	$(2,209.2)

(1) Other, net in the first quarter of 2008 primarily reflects a $2.2 billion gain on distribution from AstraZeneca LP.

MERCK & CO., INC.

OTHER FINANCIAL DISCLOSURES

FIRST QUARTER

2009

NET PRODUCT SALES DETAIL (millions of dollars)

	1Q ‘09 vs. 1Q ‘08
PRODUCT	TOTAL % CHG	TOTAL $	U.S. % CHG	U.S. $	Foreign % CHG	Foreign $

COZAAR / HYZAAR	-1%	839	2%	304	-2%	535
JANUVIA	51%	411	38%	313	*	98
JANUMET	*	128	83%	100	*	28
SINGULAIR	-4%	1,057	-4%	682	-4%	375
Vaccines:
GARDASIL	-33%	262	-39%	179	-14%	83
ROTATEQ	-29%	134	-31%	124	-7%	10
ZOSTAVAX	2%	75	2%	75	N/A	—
OTHER VIRAL VACCINES (1)	12%	252	16%	235	-28%	17
HEPATITIS VACCINES (2)	2%	35	16%	29	-36%	6
OTHER VACCINES (3)	-23%	56	2%	30	-41%	26
Other Reported Products:
ARCOXIA	-13%	81	N/A	—	-13%	81
CANCIDAS	-7%	139	-37%	19	1%	120
COSOPT / TRUSOPT	-40%	121	-83%	14	-11%	107
CRIXIVAN / STOCRIN	-35%	49	-23%	3	-35%	46
EMEND	16%	69	9%	44	30%	25
FOSAMAX	-44%	261	-80%	41	-18%	220
INVANZ	11%	62	17%	33	5%	29
ISENTRESS	*	148	*	75	*	73
MAXALT	10%	133	18%	92	-5%	41
PRIMAXIN	-19%	165	-41%	30	-11%	134
PROPECIA	-2%	103	-3%	36	-2%	67
PROSCAR	-15%	72	-54%	1	-14%	71
TIMOPTIC / TIMOPTIC XE	-5%	28	-58%	1	-1%	27
VASOTEC / VASERETIC	-19%	77	N/A	—	-19%	77
ZOCOR	-23%	137	-70%	8	-15%	129
ZOLINZA	15%	5	16%	4	-6%	—

*	100% or over

N/A - Not Applicable

(1)	- Includes ProQuad, M-M-R II and Varivax.
(2)	- Includes Recombivax and Vaqta
(3)	- Includes Pneumovax, Comvax and Pedvaxhib

TOTAL SALES: VOLUME, PRICE, EXCHANGE

	1Q ‘09	% CHG	VOL	PX	FX
TOTAL PHARMACEUTICAL SALES	$5,385	-8%	-6	1	-3

U.S. ($ MM)	2,957	-10%	-15	4	N/A
Foreign ($ MM)	2,428	-4%	6	-2	-8